UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2020

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector	Suite 700	30342
Atlanta,	Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2020, GS Investment I, LLC (the “SPV”), a special purpose vehicle and indirect wholly-owned subsidiary of GreenSky, Inc. (the “Company”), established an asset-backed revolving credit facility with JPMorgan Chase Bank, N.A. (“JPMorgan”) to finance purchases by the SPV of participation interests in loans originated through the GreenSky program (the “SPV Facility”). On that date, to memorialize the SPV Facility, the SPV entered into a Warehouse Credit Agreement (the “Credit Agreement”) by and among the SPV, as borrower, the lenders party thereto from time to time (the “Lenders”), and JPMorgan, as administrative agent.

The SPV Facility provides a revolving committed financing of $300 million. The SPV Facility also permits up to $200 million in additional financing, subject to satisfying certain conditions specified in the SPV Facility and obtaining the consent of the lenders. The interest rate on the SPV Facility is the applicable commercial paper conduit funding rate (or, if the Lenders do not fund their advances under the SPV Facility through commercial paper markets, 3-month LIBOR plus 0.50%) plus 2.50%. The revolving funding period is 365 days and the maturity date is May 10, 2022.

The Company currently expects that the SPV Facility will provide financing for approximately 70% of the purchase price for such participations (on average), and the Company will fund the remainder. The participations will serve as collateral for the loans made to the SPV under the SPV Facility. The assets of the SPV will not be available to satisfy any obligation of the Company, and no lender will have direct recourse to the Company for any loans made under the SPV Facility. The SPV is required to repay the borrowings from collections received on the participations.

Under the SPV Facility, the SPV may voluntarily repay (subject to certain minimum utilization requirements) and re-borrow principal amounts up to the aggregate commitment amount subject to satisfaction of certain borrowing conditions, including borrowing base requirements and other requirements. These requirements include, among others, that the participations satisfy certain eligibility criteria and that the pool of participations satisfy certain limits that restrict the pool from being overly concentrated based on specified characteristics.

The Company’s ability to utilize the SPV Facility is subject to the SPV’s compliance with various covenants and other requirements of the Credit Agreement. The failure to comply with such requirements may result in events of default, the accelerated repayment of amounts owed under the SPV Facility (often referred to as an early amortization event), a decrease in the borrowing base advance rate, an increase in the interest rate payable on the loans and/or the termination of the SPV Facility.

Following an event of default or an early amortization event under the SPV Facility, collections on the collateral would be applied to repay principal rather than being available on a revolving basis to facilitate GreenSky program loan volume. So long as such events are continuing, the SPV may not make additional borrowings under the SPV Facility.

The Company is in the final stages of finalizing an agreement governing the participation sales with an existing bank partner necessary to access funding under the SPV Facility. The Company expects the SPV Facility to be operational in May 2020.

The Company expects the SPV to conduct periodic sales of the purchased participations or issue asset-backed securities to third parties, which sales or issuances would allow additional purchases of participations to be financed through the SPV Facility. To the extent that such sales occur, the SPV Facility could facilitate substantial incremental GreenSky program loan volume.

One or more of the Company’s subsidiaries will act as servicer with respect to the loans underlying the participations owned by the SPV. This subsidiary could be replaced by a designated backup servicer or another replacement servicer upon certain specified occurrences, including, among others, this subsidiary defaulting in its servicing obligations. Any such default could, under certain circumstances, result in an event of default under the Credit Agreement.

The Company has engaged in, and may, in the future, engage in, other commercial dealings with JPMorgan and its affiliates in the ordinary course of business. JPMorgan or its affiliates served as a joint lead book running manager for the Company’s initial public offering; served as exclusive agent in connection with the Company’s 10b5-1 repurchase program; serve as an administrative agent, collateral agent, issuing bank, joint lead arranger and joint lead bookrunner for the Company’s Credit Agreement dated August 25, 2017, as amended; and serve as a financial advisor to the Company’s Board of Directors in connection with its strategic alternatives review. JPMorgan has received, and may, in the future, receive, customary fees and commissions for those transactions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect the Company’s current views with respect to, among other things, the impact of the SPV Facility on the GreenSky program, the completion of an agreement governing the participation sales with an existing bank partner necessary to access funding under the SPV Facility and the timing of the availability of the SPV Facility. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in GreenSky’s filings with the Securities and Exchange Commission and include, but are not limited to, risks related to the extent and duration of the COVID-19 pandemic and its impact on the Company, its bank partners and merchants, GreenSky program borrowers, loan demand (including, in particular, for elective healthcare procedures), the capital markets (including the Company’s ability to obtain additional funding or close New Institutional Financings) and the economy in general; the Company’s ability to retain existing, and attract new, merchants and bank partners or other funding partners, including the risk that one or more bank partners do not renew their funding commitments or reduce existing commitments; its future financial performance, including trends in revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; its ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in its products and services; and the Company’s ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, GreenSky disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	May 15, 2020	By:	/s/ Robert Partlow
		Name:	Robert Partlow
		Title:	Executive Vice President and Chief Financial Officer